UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

ENHANCE SKIN PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52755	84-1724410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 King Street West, 56th Floor, Toronto, Ontario, M5X 1C9, Canada
(Address of principal executive offices and Zip Code)

(416) 644-8318
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 19, 2012, the Company entered into a written Agreement and Plan of Merger (the “Merger Agreement”) with Age Reversal, Inc., a Maryland corporation (“ARI”).  Pursuant to the Merger Agreement, ARI will merge with and into the Company, with the Company remaining as the surviving corporation (the “Merger”).  In exchange for all of the outstanding shares of ARI’s common stock (1,250,000 shares), holders of ARI’s common stock will be entitled to receive 6,288,703 shares of the Company’s common stock.  Additionally, the Company will assume certain warrant obligations of ARI and will issue to certain persons and entities affiliated with ARI warrants to purchase 1,220,424 shares of the Company’s common stock at a per share exercise price equal to the average trading price of the Company’s common stock for the 10 trading days immediately preceding the date of exercise of those warrants.

On August 31, 2012, the Company entered into a written Amendment to Agreement and Plan of Merger by and between Age Reversal, Inc., a Maryland corporation, and Enhance Skin Products Inc., a Nevada corporation (the “Merger Agreement Amendment”).  Pursuant to the Merger Agreement Amendment, the provisions of the Merger Agreement were amended to specify that (i) the holders of ARI common stock will be entitled to receive 6,148,029 shares of the Company’s common stock on the consummation of the Merger and (ii) the Company will assume certain warrant obligations of ARI and issue to certain persons and entities affiliated with ARI warrants to purchase 1,193,124 shares of the Company’s common stock at a per share exercise price equal to the average trading price of the Company’s common stock for the 10 trading days immediately preceding the date of exercise of those warrants.

Additionally, pursuant to the provisions of the Merger Agreement Amendment, the Merger Agreement may be terminated by either ARI or ESP, if the Merger shall not have been consummated by October 31, 2012.

The foregoing information regarding the Merger Agreement Amendment is not intended to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement Amendment, which is attached as Exhibit 1.1 to this Current Report on Form 8-K.

Item 8.01  Other Events

On August 31, 2012, the Company closed its offices located at 659 South Colorado Blvd., Suite 480, Denver, Colorado 80246.  The offices of the Company are located at 100 King Street West, 56th Floor, Toronto, Ontario, M5X 1C9, Canada.

Item 9.01  Financial Statements and Exhibits

(d)    The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

1.1	Amendment to Agreement and Plan of Merger dated August 31, 2012, by and between Enhance Skin Products Inc. and Age Reversal, Inc., a Maryland corporation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including, but not limited to, the Annual Report on Form 10-K for the most fiscal recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to specify circumstances or events that occur after the date the forward-looking statements are made.

You are cautioned not to place undue reliance on those forward looking statements, which speak only as the date hereof.  All such forward looking statements are qualified in their entirety by the foregoing cautionary statements, and the Company undertakes no obligation to revise or update this Current Report on Form 8-K to specify events or circumstances after the date hereof.  This caution is made pursuant to the safe harbor provisions of Section 21E of the Private Securities Ligation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Enhance Skin Products Inc.

Dated: September 5, 2012	By:	/s/ Samuel S. Asculai
Samuel S. Asculai
President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Amendment to Agreement and Plan of Merger dated August 31, 2012, by and between Enhance Skin Products Inc. and Age Reversal, Inc., a Maryland corporation.